UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Senior Notes Offering

On February 10, 2023, Hanesbrands Inc. (the “Company”) announced the commencement of an unregistered offering (the “Senior Notes Offering”) of $600.0 million aggregate principal amount of senior unsecured notes due 2031 (the “Notes”). The Notes will be senior unsecured obligations of the Company and will be guaranteed by certain of the Company’s domestic subsidiaries that guarantee its credit facilities and certain other material indebtedness.

The Notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The offer and sale of the Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable securities laws of any state or other jurisdiction.

A copy of the press release announcing the Senior Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Redemption of 3.5% Senior Notes due 2024

On February 10, 2023, the Company elected to exercise its optional redemption rights to redeem all of its outstanding 3.5% Senior Notes due 2024 (the “2024 Notes”) in the original aggregate principal amount of €500,000,000 and instructed U.S. Bank Trustees Limited, as trustee under the indenture governing the 2024 Notes (the “Indenture”), to issue a conditional notice of redemption to registered holders of the 2024 Notes. The date fixed for the redemption of the 2024 Notes is February 21, 2023 (the “Redemption Date”).

The 2024 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2024 Notes plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

The Company’s obligation to redeem the 2024 Notes and pay the redemption price on the Redemption Date is conditioned on the completion by the Company on or prior to the Redemption Date of one or more debt financings, on terms and conditions acceptable to the Company in its sole and absolute discretion, that, collectively, provide net proceeds sufficient to pay the redemption price in full and all fees and expenses related to such debt financings and the redemption.

The foregoing does not constitute a notice of redemption with respect to the 2024 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 10, 2023 announcing the Senior Notes Offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: February 10, 2023	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	General Counsel, Corporate Secretary & Chief Compliance Officer